Brookdale Reports June 2026 Occupancy Brentwood, Tenn., July 9, 2026 – Brookdale Senior Living Inc. (NYSE: BKD) reported today its occupancy for June 2026. Brookdale’s Consolidated Occupancy 76% 78% 80% 82% 84% Jun 2025 Jul Aug Sep Oct Nov Dec Jan 2026 Feb Mar Apr May June Average for Month Month end Wtd. Avg. 2Q 2026 82.4% 1Q 2026 82.1% 4Q 2025 82.5% 3Q 2025 81.8% 2Q 2025 80.1% 1Q 2025 79.3% 4Q 2024 79.4% 3Q 2024 78.9% 2Q 2024 78.1% 1Q 2024 77.9% 2025 2026 Consolidated Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Wtd. avg. 80.5% 81.1% 81.8% 82.5% 82.6% 82.5% 82.4% 82.3% 82.1% 82.0% 82.3% 82.5% 82.5% Month end 82.2% 82.6% 83.2% 83.8% 83.7% 83.4% 83.7% 83.3% 83.2% 83.3% 83.4% 83.5% 83.7% 2025 2026 Same Community Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Wtd. avg. 82.1% 82.8% 83.2% 83.5% 83.7% 83.6% 83.4% 83.0% 82.8% 82.5% 82.8% 82.9% 83.0% Month end 83.8% 84.1% 84.5% 84.8% 84.9% 84.4% 84.4% 84.0% 83.9% 83.9% 83.9% 84.0% 84.3% Second Quarter and June 2026 Occupancy Observations  Second quarter consolidated occupancy results: o Second quarter weighted average occupancy grew 230 basis points year-over-year to 82.4% in 2026. o Sequential second quarter weighted average occupancy grew 30 basis points.  June consolidated occupancy results: o June 2026 weighted average occupancy increased 200 basis points year-over-year to 82.5%. o Month end occupancy grew 20 basis points sequentially.  June same community occupancy results: o Weighted average occupancy of 83.0% improved 90 basis points year-over-year and 10 basis points sequentially. o Month end occupancy grew 30 basis points sequentially underpinned by June having the highest monthly net move-ins so far in 2026. Exhibit 99.1

About Brookdale Senior Living Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. With 541 communities across 41 states and the ability to serve approximately 46,000 residents as of June 30, 2026, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home. Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook or YouTube. Mike Grant, VP Investor Relations • (615) 564-8104 • email: Mike.Grant@brookdale.com